    Exhibit 99.1

   FOR IMMEDIATE RELEASE

AMBIENT ANNOUNCES SIGNIFICANT INCREASE IN REVENUE OVER

PREVIOUS FISCAL YEAR

Highest Recorded Revenue Since Inception

Boston, MA, January 24, 2007 - Ambient Corporation (OTCBB: ABTG), a leader in Broadband over Power Lines (BPL) solutions, announced today that it expects to report record revenues for its fourth quarter ended December 31, 2006. Ambient released preliminary consolidated revenue figures of approximately $1.45 million (unaudited) for the three months ended December 31, 2006.

Based on preliminary fourth quarter sales results, Ambient expects to report revenues of approximately $2.353 million for fiscal year 2006, an 893% increase over fiscal year 2005 revenues of $236,903.

“We are very pleased with our fourth quarter performance, which represents Ambient’s most significant quarter, let alone year, since inception,” said John J. Joyce, Ambient’s President and CEO. “Our growth over the past couple of quarters, as we continued a strong revenue trend, can be attributed to a combination of factors that includes the availability of working capital from the convertible debt financing that we completed in the second quarter of 2006, our expanded pilot deployments and the launch of our newest generation BPL products.”

“We view the latter half of 2006 as a significant turning point for Ambient and are excited about 2007 as we endeavor to build on this momentum and the continued development and launch of our newest products and applications. As we fulfill the purchase order received from Duke Energy in September 2006 and continue to build-out the Charlotte, North Carolina deployment, we expect revenue in the first quarter 2007 to be comparable with the last quarter 2006,” continued Mr. Joyce.

The results announced by Ambient today are preliminary in nature and as Ambient reports revenues on a net sales basis, it is possible that reported results may differ in the event of year-end adjustments. Ambient has sustained losses since its inception, and expects to incur additional losses for the immediate future requiring the need to raise additional funds.

About Ambient Corporation

Ambient Corporation, a development stage company and founding member of the Universal Powerline Association (UPA), is a pioneer in the Broadband over Power Lines (BPL) industry. Engaged in the design, development and marketing of patented BPL equipment and technologies, Ambient’s proprietary technology and in-depth industry experience is designed to provide optimal solutions for the Utility and Multi-Dwelling Unit (MDU) markets. Headquartered in Newton, MA, Ambient is a publicly traded company (OTC BB: ABTG).  Visit Ambient at www.ambientcorp.com.

This press release contains forward-looking statements that involve substantial uncertainties and risks.  These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry, and that reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, changes in economic conditions generally and the broadband over power lines (“BPL”) market specifically, changes in technology, legislative or regulatory changes that affect us, the availability of working capital, changes in costs and the availability of goods and services, the introduction of competing products, changes in our operating strategy or development plans, our ability to attract and retain qualified personnel, and changes in our acquisition and capital expenditure plans, and the risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1 of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to revise or update any forward-looking statement for any reason.

Ambient is a trademark of Ambient Corporation registered in the U.S. Patent and Trademark Office.

Media Contacts:
Ambient Corporation
Anna E. Croop
Director of Corporate Communications
(617) 614-6739

acroop@ambientcorp.com